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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                         ____________________________


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)

                               February 26, 2001

                         ____________________________


                              SMART & FINAL INC.

            (Exact name of Registrant as specified in its charter)

       Delaware                     001-10811                   95-4079584

(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)

  600 The Citadel Drive, City of Commerce, California            90040

        (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (323) 869-7500



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Item 5. Other Events

Smart & Final Inc. (the "Company") Approves Program to Exchange Certain Outstanding Options on Company Common Stock ("Options") for Restricted Shares of Company Common Stock.

        On November 27, 2000, the compensation committee of the Smart & Final Inc. board of directors adopted a program for the voluntary exchange (the "Exchange Program") of certain outstanding Options that were previously issued to certain directors and employees under the Company's Stock Incentive Plan, Non-Employee Director Stock Plan, and Long-Term Equity Compensation Plan (collectively, the "Plans") and which Options have an exercise price of $14.00 or more per share, and in exchange for which Option holders would receive shares of common stock which would be issued as "Restricted Stock" under the terms of the Long-Term Equity Compensation Plan. The number of shares of Restricted Stock to be issued to an individual Option holder under the Exchange Program will be less than the number of Options exchanged, and has been determined by the Company to be an equivalent value to the exchanged Options. The Exchange Program was reviewed by the full board of directors and on December 7, 2000 the board ratified the prior approval by the compensation committee and authorized the Company to implement the Exchange Program with the eligible Option holders. Also on December 7, 2000, six of the board members and certain executive officers made irrevocable decisions to surrender certain Options pursuant to the Exchange Program.

        The Company is implementing the Exchange Program because it believes that certain outstanding Options which have exercise prices that are significantly in excess of the current market price are not achieving the performance and employee retention purposes for which they were first granted. The Exchange Program includes Options with exercise prices ranging from $14.00 to $23.63 per share. The New York Stock Exchange (NYSE) closing price of the Company's common stock on November 24, 2000, the trading day immediately prior to the date of approval of the Exchange Program by the compensation committee, was $7.6875 per share. The NYSE closing price of the Company's common stock on February 23, 2001 was $10.25 per share. The Company believes that the Exchange Program will provide improved performance and retention incentives to employees and thereby maximize shareholder value. However, neither the Company nor the board of directors makes any recommendation as to whether eligible Option holders should participate in the Exchange Program.

        The Exchange Program is being offered to all employees: (a) who were actively employed by the Company on November 27, 2000, (b) actively employed by the Company on the date of their election under the Exchange Program, and (c) selected for participation by our Compensation Committee of the Board of Directors. Non-employee members of the Board of Directors as of November 27, 2000 may also participate on the same basis as other stock option holders.

        All participants in the Exchange Program will receive Restricted Stock. Restricted Stock issued to participants who hold eligible Options under the Exchange Program covering, in the aggregate, less than 1,000 shares will vest one year from the date of the participant's election under the Exchange Program; and Restricted Stock issued to participants who hold eligible Options under the Exchange Program covering, in the aggregate, 1,000 shares or more will vest three years from the date of the participant's election under the Exchange Program. In general, participants will forfeit Restricted Stock issued to their account pursuant to the Exchange Program if they cease to be employed by the Company before the vesting date. However, participants will not forfeit Restricted Stock, and Restricted Stock issued under the Exchange Program will vest, if their employment terminates in the event of their retirement or death, or under a "change in control," all as defined in the Long-Term Equity Compensation Plan. The Restricted Stock also may not be sold, transferred, pledged, assigned, or otherwise alienated or

Form 8-K                                                             Page 2 of 4
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hypothecated prior to its vesting. The participants will have all dividend and other stockholder rights with respect to any unvested Restricted Stock received under the Exchange Program.

        The Restricted Stock issued under the Exchange Program will be issued pursuant to the terms of the Long-Term Equity Compensation Plan. All Options surrendered as a result of an election under the Exchange Program will be canceled and the shares subject to the canceled Options will be returned to the respective plan under which the canceled Options were first granted.

        The Exchange Program will expire on March 9, 2001, at 5:00 p.m. local time in Los Angeles, California, unless extended by the Company.

Item 7. Financial Statements and Exhibits.

        (c)   Exhibits

        99.1  Form of Participant Acknowledgement and Election Form;

        99.2  Description of Exchange Program;

        99.3  Form of Restricted Stock Agreement; and

        99.4 Presentation to Participants entitled "Stock Option Exchange - Voluntary Exchange of 'Stock Options' for 'Restricted Shares'.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 26, 2001                     SMART & FINAL INC.



                                             By: Donald G. Alvarado
                                                _______________________________
                                             Its: Senior Vice President and
                                                 _______________________________
                                                  General Counsel
                                                 -------------------------------

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                                 EXHIBIT INDEX

Exhibit
Number         Description of Exhibit
------         ----------------------

99.1           Form of Participant Acknowledgement and Election Form;

99.2           Description of Exchange Program;

99.3           Form of Restricted Stock Agreement;

99.4 Presentation to Participants entitled "Stock Option Exchange - Voluntary Exchange of 'Stock Options' for 'Restricted Shares'.

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